UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: December 28, 2007
(Date of earliest event reported)
John D. Oil and Gas Company
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30502 (Commission File Number)	94-6542723 (I.R.S. Employer Identification No.)

8500 Station Street, Suite 345 Mentor, Ohio (Address of principal executive offices)	44060 (Zip Code)
(440) 255-6325
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On January 30, 2008, Liberty Self-Stor, Ltd. (“Liberty”) entered into a Purchase and Sale Agreement (the “Agreement”) between Liberty and Richard M. Osborne, Trustee, to sell Liberty’s property located in Ravenna, Ohio to a trust owned by Richard M. Osborne, the Company’s chairman and chief executive officer. Liberty is owned by John D. Oil and Gas Company’s (the “Company”) operating partnership for the Company’s self storage property. The purchase price for the property was $204,761.50, subject to adjustment.
Pursuant to the terms of the Agreement, Mr. Osborne has 30 days after the receipt of a title commitment to review title to the property and the Company has 15 days to resolve objections to any title exceptions identified by Mr. Osborne. If the Company does not resolve his objections, Mr. Osborne has the right to terminate the Agreement. The closing date of the purchase will be no later than 90 days after the date of the Agreement, as mutually agreed to by the parties. There can be no guaranty that the sale of the Ravenna property will be completed.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Effective December 28, 2007, the Company entered into an Extension Agreement (the “Extension”) between the Company and RBS Citizens, N.A., d/b/a Charter One (“Charter One”), relating to the revolving loan in an amount up to $9.5 million to the Company by Charter One (the “Loan”). The Extension extended the maturity date of the Loan from December 28, 2007 to February 29, 2008.
The foregoing descriptions of the Agreement and Extension are not complete and are qualified in their entirety by reference to the full and complete terms of the Agreement and Extension, which are attached to this current report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits
     10.1     Purchase and Sale Agreement effective as of January 30, 2008 between Liberty Self Stor, Ltd. and Richard M. Osborne, Trustee
     10.2     Extension Agreement effective as of December 28, 2007 between John D. Oil and Gas Company and RBS Citizens, N.A., d/b/a Charter One

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John D. Oil and Gas Company
	By:	/s/ C. Jean Mihitsch
		Name:	C. Jean Mihitsch
Dated: February 1, 2008		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase and Sale Agreement effective as of January 30, 2008 between Liberty Self Stor, Ltd. and Richard M. Osborne, Trustee

10.2	Extension Agreement effective as of December 28, 2007 between John D. Oil and Gas Company and RBS Citizens, N.A., d/b/a Charter One

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